Exhibit 99.1

February 20, 2009
For 7:00 am EST Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $162 million for the quarter ended January 30, 2009, a 60.3 percent decline from the same period a year ago.  Diluted earnings per share declined 60.7 percent to $0.11 from $0.28 in the fourth quarter of 2007.  For the fiscal year ended January 30, 2009, net earnings declined 21.9 percent to $2.20 billion while diluted earnings per share declined 19.9 percent to $1.49.

Sales for the quarter declined 3.8 percent to $9.98 billion.  For the fiscal year ended January 30, 2009, sales declined 0.1 percent to $48.2 billion.  Comparable store sales declined 9.9 percent for the fourth quarter and 7.2 percent for fiscal 2008.

“The economic pressures on consumers intensified in the fourth quarter, resulting in a further decline in consumer confidence and dramatic reductions in consumer spending,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “As a result, our comparable store sales for the quarter remained weak and fell at the low end of our expectations.  However, in this challenging sales environment and throughout this prolonged industry downturn, we are continuing to capture market share, which is evidence of our compelling product offering and commitment to customer service.”

During the fourth quarter holiday season, a period when Lowe’s competes with a broader group of retailers for customer traffic, the competition for sales was intense.  Reacting to the extreme promotional environment and to the sharp decline in consumer spending, the company chose to be more aggressive than planned with seasonal merchandise markdowns.  This pressured gross margin, but helped improve the company's inventory position heading into fiscal 2009.  While the competition for sales remains high, and the state of the consumer is certainly still in question, the company believes many of the pressures on gross margin were unique to promotional activity during the holiday season and expects those pressures to abate in the first quarter.

“Through disciplined expense control, we delivered respectable earnings for the quarter and fiscal 2008,” Niblock added.  “We have made significant progress in refining our cost structure during the three-year downturn in our industry and have managed our staffing, both in our stores and in our corporate office, to match the slowing sales environment.  While we have a conservative plan for 2009, we continue to look critically at all expenses and have the flexibility to further reduce our expense structure should sales be weaker than expected.  In the current environment our goal remains to balance expense control with our commitment to customer service.”

During the quarter, Lowe’s opened 33 new stores.  As of January 30, 2009, Lowe’s operated 1,649 stores in the United States and Canada representing 186.6 million square feet of retail selling space, a 7.2 percent increase over last year.

A conference call to discuss fourth quarter and fiscal year 2008 operating results is scheduled for today (Friday, February 20) at 9:00 am EST.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter and Fiscal Year 2008 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until May 17, 2009.

Lowe’s Business Outlook

First Quarter 2009 (comparisons to first quarter 2008)
•	The company expects to open approximately 21 new stores reflecting square footage growth of approximately 7 percent
•	Total sales are expected to range from a decline of 3 percent to an increase of 1 percent
•	The company expects comparable store sales to decline 6 to 10 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 310 basis points driven by payroll, fixed cost and depreciation deleverage
•	Store opening costs are expected to be approximately $16 million
•	Diluted earnings per share of $0.23 to $0.27 are expected
•	Lowe’s first quarter ends on May 1, 2009 with operating results to be publicly released on Monday, May 18, 2009

Fiscal Year 2009 (comparisons to fiscal year 2008)
•	The company expects to open 60 to 70 stores in 2009 reflecting total square footage growth of approximately 4 percent
•	Total sales are expected to range from a decline of 2 percent to an increase of 2 percent
•	The company expects comparable store sales to decline 4 to 8 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 170 basis points
•	Store opening costs are expected to be approximately $50 million
•	Diluted earnings per share of $1.04 to $1.20 are expected for the fiscal year ending January 29, 2010

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2008 sales of $48.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,650 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Years Ended
	January 30, 2009		February 1, 2008		January 30, 2009		February 1, 2008
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$9,984	100.00	$10,379	100.00	$48,230	100.00	$48,283	100.00

Cost of sales	6,616	66.27	6,759	65.12	31,729	65.79	31,556	65.36

Gross margin	3,368	33.73	3,620	34.88	16,501	34.21	16,727	34.64

Expenses:

Selling, general and administrative	2,610	26.15	2,489	23.97	11,074	22.96	10,515	21.78

Store opening costs	32	0.32	61	0.59	102	0.21	141	0.29

Depreciation	397	3.97	370	3.57	1,539	3.19	1,366	2.83

Interest - net	70	0.70	47	0.45	280	0.58	194	0.40

Total expenses	3,109	31.14	2,967	28.58	12,995	26.94	12,216	25.30

Pre-tax earnings	259	2.59	653	6.30	3,506	7.27	4,511	9.34

Income tax provision	97	0.97	245	2.37	1,311	2.72	1,702	3.52

Net earnings	$162	1.62	$408	3.93	$2,195	4.55	$2,809	5.82

Weighted average shares outstanding - basic	1,462		1,456		1,457		1,481

Basic earnings per share	$0.11		$0.28		$1.51		$1.90

Weighted average shares outstanding - diluted	1,466		1,482		1,472		1,510

Diluted earnings per share	$0.11		$0.28		$1.49		$1.86

Cash dividends per share	$0.085		$0.080		$0.335		$0.290

Retained Earnings

Balance at beginning of period	$17,012		$15,281		$15,345		$14,860
Cumulative effect adjustment[1]	-		-		-		(8)
Net earnings	162		408		2,195		2,809
Cash dividends	(125)		(117)		(491)		(428)
Share repurchases	-		(227)		-		(1,888)
Balance at end of period	$17,049		$15,345		$17,049		$15,345

[1] The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		January 30, 2009	February 1, 2008
Assets

Current assets:
Cash and cash equivalents		$245	$281
Short-term investments (includes $31 million of trading securities at January 30, 2009)		416	249
Merchandise inventory - net		8,209	7,611
Deferred income taxes - net		166	247
Other current assets		215	298

Total current assets		9,251	8,686

Property, less accumulated depreciation		22,722	21,361
Long-term investments		253	509
Other assets		460	313

Total assets		$32,686	$30,869

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$987	$1,064
Current maturities of long-term debt		34	40
Accounts payable		4,109	3,713
Accrued compensation and employee benefits		434	467
Self-insurance liabilities		751	671
Deferred revenue		674	717
Other current liabilities		1,033	1,079

Total current liabilities		8,022	7,751

Long-term debt, excluding current maturities		5,039	5,576
Deferred income taxes - net		660	670
Other liabilities		910	774

Total liabilities		14,631	14,771

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares issued and outstanding
January 30, 2009	1,470
February 1, 2008	1,458	735	729
Capital in excess of par value		277	16
Retained earnings		17,049	15,345
Accumulated other comprehensive (loss) income		(6)	8

Total shareholders' equity		18,055	16,098

Total liabilities and shareholders' equity		$32,686	$30,869

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Years Ended
	(Unaudited)
	January 30, 2009	February 1, 2008
Cash flows from operating activities:
Net earnings	$2,195	$2,809
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,667	1,464
Deferred income taxes	69	2
Loss on property and other assets	89	51
Loss on redemption of long-term debt	8	-
Transaction loss from exchange rate changes	3	-
Share-based payment expense	95	99
Changes in operating assets and liabilities:
Merchandise inventory - net	(611)	(464)
Other operating assets	31	(64)
Accounts payable	402	185
Other operating liabilities	174	265
Net cash provided by operating activities	4,122	4,347

Cash flows from investing activities:
Purchases of short-term investments	(210)	(920)
Proceeds from sale/maturity of short-term investments	431	1,183
Purchases of long-term investments	(1,148)	(1,588)
Proceeds from sale/maturity of long-term investments	994	1,162
Increase in other long-term assets	(56)	(7)
Property acquired	(3,266)	(4,010)
Proceeds from sale of property and other long-term assets	29	57
Net cash used in investing activities	(3,226)	(4,123)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(57)	1,041
Proceeds from issuance of long-term debt	15	1,296
Repayment of long-term debt	(573)	(96)
Proceeds from issuance of common stock under employee stock purchase plan	76	80
Proceeds from issuance of common stock from stock options exercised	98	69
Cash dividend payments	(491)	(428)
Repurchase of common stock	(8)	(2,275)
Excess tax benefits of share-based payments	1	6
Net cash used in financing activities	(939)	(307)

Effect of exchange rate changes on cash	7	-

Net decrease in cash and cash equivalents	(36)	(83)
Cash and cash equivalents, beginning of year	281	364
Cash and cash equivalents, end of year	$245	$281